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
PRICING SUPPLEMENT NO. 2 DATED NOVEMBER 28, 2001                                                       FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED OCTOBER 31, 2001                                                                          FILE NO. 333-63164
AND PROSPECTUS SUPPLEMENT DATED OCTOBER 31, 2001)


                                                       $3,000,000,000
                                                     USA EDUCATION, INC.
                                                  Medium Term Notes, Series A
                                          Due 9 Months or Longer From the Date of Issue
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
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Principal Amount:      $75,000,000              Floating Rate Notes:  /X/                       Fixed Rate Notes:  / /
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Original Issue Date:   December 3, 2001         Closing Date:  December 3, 2001                 CUSIP Number:     90390M AB6
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Maturity Date:         December 16, 2002        Option to Extend Maturity:       /X/  No        Specified Currency:  U.S. Dollars
                                                                                 / /  Yes
                                                If Yes, Final Maturity Date:
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Redeemable at the option of the Company:        /X/    No        Redemption Price:             Not Applicable.
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                                                / /    Yes       Redemption Dates:             Not Applicable.
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Repayment at the option of the Holder::         /X/    No        Repayment Price:              Not Applicable.
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                                                / /    Yes       Repayment Dates:              Not Applicable.
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APPLICABLE TO FIXED RATE NOTES ONLY:
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               Interest Rate:                                    Interest Payment Date(s):
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               Interest Accrual Method:
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APPLICABLE TO FLOATING RATE NOTES ONLY:
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Floating Rate Index:
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               / /   CD Rate                                     Index Maturity:   Three Months.
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               / /   Commercial Paper Rate
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               / /   CMT Rate                                    Spread:   Plus  5 basis points.
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               / /   Federal Funds Rate
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               /X/   LIBOR Telerate                              Initial Interest Rate:      2.13125%.
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               / /   LIBOR Reuters
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               / /   Prime Rate                                  Interest Rate Reset Period:  Quarterly.
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               / /   91-Day Treasury Bill Rate
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Reset Date(s):   Each March 16th, June 16th, September 16th      Interest Payment    Each March 16th, June 16th, September 16th
                 and December 16th during the term of the        Date(s):            and December 16th during the term of the
                 Notes, beginning March 16, 2002, subject                            Notes, beginning March 16, 2002, subject to
                 to following business day convention.                               the following business day convention.
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Interest Determination    2 London and New York                  Interest  Period:   From and including the previous Interest
Date:                     Business Days prior to the                                 Payment Date (or Original Issue Date,
                          related Reset Date.                                        in the case of the first Interest Accrual
                                                                                     Period) to but excluding the current
                                                                                     Interest Payment Date (or Maturity Date,
                                                                                     in the case of the last Interest Accrual
                                                                                     Period).
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Lock-in Period Start Date:   Not Applicable.                     Accrual Method:     Actual/360.
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Maximum Interest Rate:       Not Applicable.                     Minimum Interest Rate:     Not Applicable.
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
Form:                                Book-entry.

Denominations:                       $1,000 minimum and integral multiples of $1,000 in excess thereof.

Trustee:                             JP Morgan Chase Bank, formerly known as The Chase Manhattan Bank.

Issue Price:                         100%.

Agent's Commission:                  0.020%.

Net Proceeds:                        $74,985,000.

Agent:                               J.P. Morgan Securities, Inc.


                  OBLIGATIONS OF USA EDUCATION, INC. AND ANY SUBSIDIARY OF USA EDUCATION, INC. ARE NOT
                  GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.  NEITHER USA
               EDUCATION, INC. NOR ANY SUBSIDIARY OF USA EDUCATION, INC. (OTHER THAN STUDENT LOAN MARKETING
                           ASSOCIATION) IS A GOVERNMENT-SPONSORED ENTERPRISE OR AN INSTRUMENTALITY
                                           OF THE UNITED STATES OF AMERICA.

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